EXHIBIT 99.1

Timber & Land – Northwest

Timber Volumes by Age Class*

MBF

450,000 400,000 350,000 300,000 250,000 200,000 150,000 100,000 50,000 0

Age 21-25 Age 26-30 Age 31-35 Age 36-40 Age 41-45 Age 46-50 Age 51-55 Age 56-60 Age 61-65 Age 66-70 Age 71+

Average Annual Harvest (00-03)

*Average rotation cycle approx. 40-45 years

Rayonier

Timber Volumes by Age Class – Pine*

Short Green Tons

18,000,000 16,000,000 14,000,000 12,000,000 10,000,000 8,000,000 6,000,000 4,000,000 2,000,000 0

Age 0-14 Age 15-20 Age 21-25 Age 26-30 Age 31-35 Age 36-40 Age 41-45 Age 46-51 Age 51-55 Age 56+

Average Annual Harvest (00-03)

*Average rotation cycle approx. 21 years

Rayonier 2

Southeast HBU Potential

Hilton Head Island Savannah Tybee Island Richmond Hill Sapelo Island Darien Brunswick Sea Island Saint Simons Island Saint Marys Fernandina Beach Amelia Island Jacksonville Ponte Vedra Beach Saint Augustine Crescent Beach Palm Coast Flagier Beach Daytona Beach 16 75 10 95

Atlantic Ocean

Rayonier Ownership Coastal Corridor

Gulf of Mexico

Rayonier 3